Evans Participants
May, 1996


Berger-IRA, Adolf J.                $ 22,798
Burstein, Gilda                       45,595
Burstein, Gilda - Cust                   912
Burstein, Lisa                           912
Burstein, Rose - Trustee              45,595
Duenas, Elena                         34,196
Duenas, Roberto                       34,196
Frank - IRA, Howard                   91,190
Kalin, Morton                         22,798
Miller, Robert B.                     22,798
Miller - IRA, Leonard                 22,798
Sanders, Evelyn                       34,196
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             Total                  $377,983
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